SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                   __________________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:  April 28, 2003


                             DATARAM CORPORATION
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            (Exact name of registrant as specified in charter)

        New Jersey                1-8266                     22-1831409
__________________________________________________________________________
 (State or other juris-      (Commission File No.)        (IRS Employer
diction of incorporation)                               Identification No.)


     Route 571, P.O. Box 7528, Princeton, NJ                08543-7528
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     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

__________________________________________________________________________
 (Former name or former address, if changed since last report)




Item 5. Other Events and Regulation FD Disclosure.

     On April 28, 2003 Dataram Corporation announced a restructuring of its operations. As part of the restructuring, the Company's subsidiary, Dataram ApS intends to close its production facility in Aarhus, Denmark. The Company intends to consolidate all manufacturing into its facility located in Bucks County, Pennsylvania. This restructuring is more particularly described in a press release dated as of this date and attached hereto as an exhibit, and this description is incorporated by reference into this report.

     The information provided in this report may include forward-looking statements relating to future events, such as the development of new products, the commencement of production, or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov and at http://www.dataram.com.

Item 7.  Financial Statements and Exhibits.

     Exhibit 99.  Press release dated April 28, 2003 announcing restructuring.


                                        SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         DATARAM CORPORATION


                                   By:  MARK MADDOCKS
Date:  April 28, 2003                   _________________________________
      ____________________              Mark Maddocks, Vice President,
                                        Finance and Chief Financial Officer